UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2024 (December 11, 2024).

BTC DIGITAL LTD.

(Exact name of Company as specified in its charter)

Cayman Islands	001-39258	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

61 Robinson Road Level 6 & 7

#738, Singapore 068893

(Address of principal executive offices)

+65 6022 2515

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	BTCT	The Nasdaq Stock Market LLC
Warrants	BTCTW	The Nasdaq Stock Market LLC

Item 7.01 Regulation FD Disclosure.

See Item 8.01.

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2024, BTC Digital Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”) on December 6, 2024, relating to the Company’s public offering of 880,000 shares (the “Shares”) of its ordinary shares, par value $0.06 per share (“Ordinary Shares”), and pre-funded warrants to purchase 1,620,000 shares of Ordinary Shares in lieu of Ordinary Shares to certain investors. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 45-day option (the “Over-Allotment Option”) to purchase an additional 375,000 shares of Ordinary Shares (the “Over-Allotment Securities”).

On December 11, 2024, the Underwriter partially exercised its Over-Allotment Option and purchased an additional 228,853 shares of Ordinary Shares at a price of $8.00 per share. The issuance by the Company of the Over-Allotment Securities resulted in total gross proceeds of $1,830,824.00, before deducting underwriting discounts, commissions, and other offering expenses payable by the Company.

A copy of the Press Release announcing the exercise of the Option is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTC Digital Ltd.

Date: December 12, 2024	By:	/s/ Siguang Peng
Siguang Peng
Chief Executive Officer

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